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                                                                  Exhibit 23.1


PRICEWATERHOUSECOOPERS
                                          PricewaterhouseCoopers LLP
                                          ---------------------------
                                          1177 Avenue of the Americas
                                          New York NY 10036
                                          Telephone (646) 471 4000
                                          Facsimile (646) 471 8910


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus Supplement of GreenPoint Mortgage Funding, Inc., relating to GreenPoint Home Equity Loan Trust 2001-2, of our reports, dated February 2, 2001, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000; and, the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our firm under the caption "Experts."




 /s/ PricewaterhouseCoopers LLP
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November 15, 2001